UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2009

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on January 14, 2009, Gottschalks Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (administered under Case No. 09-10157). In connection with the Company's decision to liquidate the assets of the Company as part of its Chapter 11 proceedings, a Bankruptcy Court-supervised auction (the "Auction") was held on May 28, 2009 for certain of the Company's real estate assets.

On June 10, 2009, the Bankruptcy Court entered on its docket an order (the "Order") granting, among other matters, approval of an Asset Purchase Agreement, dated as of May 20, 2009 (the "Agreement"), by and between the Company and Forever 21 Retail, Inc. ("Forever 21"). The Agreement, which was amended by an Amendment thereto on June 1, 2009 (the "Amendment") following the conclusion of the Auction, provides for the acquisition by Forever 21 of the Company's owned real property located in San Luis Obispo, California, Yuba City, California and Hanford, California, and up to twelve of the Company's leased properties located in Alaska, California and Washington (the "Acquired Properties"), as well as the assumption by Forever 21 of certain related contracts (collectively, the "Acquisition"). The Order is publicly available and may be accessed on the Internet at http://pacer.psc.uscourts.gov or www.kccllc.net/gottschalks.

Under the Agreement, the purchase price to be paid by Forever 21 for the Acquired Properties and related contracts is $16,250,000. In addition, Forever 21 is obligated to pay certain specified cure costs relating to the Acquired Assets and corresponding contracts. The purchase price to be paid by Forever 21 is subject to a $125,000 damage deposit securing the Company's obligations under the Agreement to, among other matters, deliver the Acquired Properties to Forever 21 in "broom clean" condition and with certain specified fixtures intact, as well as the reimbursement to Forever 21 of up to $85,000 in costs and expenses incurred in connection with the removal of any Company signage from the Acquired Properties. The Agreement provides that Forever 21 is responsible for certain rents and other occupancy costs attributable to the Acquired Assets that are owed by the Company and not otherwise paid by the Company's liquidation agent pending the occupancy and possession of the Acquired Properties by Forever 21. The Agreement also contains customary representations, warranties, covenants and indemnities by the Company and Forever 21.

Copies of the Agreement and the Amendment thereto are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.

Item 8.01.	Other Events.

The information provided in Item 1.01 above is incorporated by reference into this Item 8.01. On the basis of the Order, and in accordance with the terms of the Agreement, the Acquisition was closed by the Company and Forever 21 on June 12, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of May 20, 2009, by and between Gottschalks Inc., and Forever 21 Retail, Inc.
10.2	First Amendment to Asset Purchase Agreement, dated as of June 1, 2009, by and between Gottschalks Inc., and Forever 21 Retail, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

June 16, 2009	By: /s/ J. Gregory Ambro Name: J. Gregory Ambro Title: Executive Vice President and Chief Operating Officer

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of May 20, 2009, by and between Gottschalks Inc., and Forever 21 Retail, Inc. Also provided in PDF format as a courtesy.
10.2	First Amendment to Asset Purchase Agreement, dated as of June 1, 2009, by and between Gottschalks Inc., and Forever 21 Retail, Inc. Also provided in PDF format as a courtesy.